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                                                                     EXHIBIT 5.6

             FIRST AMENDMENT TO CANADIAN REVOLVING CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CANADIAN REVOLVING CREDIT AGREEMENT dated as of February 11, 2005 (this "AMENDMENT") by and among EMS TECHNOLOGIES CANADA, LTD., a corporation incorporated under the laws of Canada (the "BORROWER"), EMS TECHNOLOGIES, INC., a Georgia corporation (the "PARENT"), the Lenders listed on the signature pages hereof and BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH), as Canadian Administrative Agent (the "AGENT").

      WHEREAS, the Borrower, EMS, the Lenders and the Agent are parties to that certain Canadian Revolving Credit Agreement dated as of December 10, 2004 (the "CREDIT AGREEMENT"); and

      WHEREAS, the Borrower, the Lenders and the Agent desire to amend the Credit Agreement in certain respects on the terms and conditions contained herein;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      Section 1. Amendments to Definitions in Credit Agreement.

Section 1.1 of the Credit Agreement is hereby amended by:

      (a) deleting the defined term "AGGREGATE REVOLVING COMMITMENTS", and substituting in lieu thereof the following:

            "`AGGREGATE REVOLVING COMMITMENTS' shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. As of February __, 2005, the Aggregate Revolving Commitments shall equal U.S. $32,500,000.";

      (b) deleting "U.S. $30,000,000" contained in the defined term "LC COMMITMENT" contained in Section 1.1 thereof, and substituting in lieu thereof "U.S. $10,000,000";

      (c) deleting the defined term "INTEREST PERIOD" and substituting in lieu thereof the following:

"`INTEREST PERIOD' shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six months; provided, that:

            (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding

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                  Business Day, unless such Business Day falls in another
                  calendar month, in which case such Interest Period would end on the next preceding Business Day;

            (iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

            (iv) no Interest Period may extend beyond the Commitment Termination Date.;"

      (d) deleting in their entirety the definition of "NOTICE OF SWINGLINE BORROWING" and Exhibit 2.5;

      (e) deleting the defined term "NOTICE OF BORROWING" and substituting in lieu thereof the following:

            "`NOTICE OF BORROWING' means a Notice of Revolving Borrowing."

      (f) deleting "U.S. $4,709,369" contained in clause (n) of the defined term "PERMITTED ENCUMBRANCES" and substituting in lieu thereof "U.S. $4,715,398";

      (g) deleting "U.S. $30,000,000" contained in the defined term "SWINGLINE COMMITMENT" contained in Section 1.1 thereof, and substituting in lieu thereof "U.S. $5,000,000"; and

      (h) deleting the defined term "SWINGLINE RATE" and substituting in lieu thereof the following:

            "`SWINGLINE RATE' shall mean the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time for Base Rate Loans."

      Section 2. Amendments to Swingline Facility Terms

      (a) The Credit Agreement is hereby amended by deleting Section 2.5(a) thereof in its entirety and substituting the following therefor:

"(a) Swingline Loans shall be available hereunder in accordance with the terms of this Credit Agreement, including the following:

            (i) Swingline Loans shall be available by way of overdrafts in those current accounts of the Borrower maintained with the Swingline Lender, that the Swingline Lender establishes from time to time to permit the Borrower to avail itself of overdraft protection (the "OVERDRAFT ACCOUNTS").

            (ii) The amount of each Swingline Loan shall be determined by the Swingline Lender in accordance with its normal practice by aggregating all amounts

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                  debited from all Overdraft Accounts (including cheques,
                  withdrawals, interest, service charges and fees imposed by the Swingline Lender) in excess of the aggregate at any time and from time to time of all amounts credited to all Overdraft Accounts.

            (iii) The Borrower shall pay interest to the Swingline Lender on the daily closing balance of the Swingline Loans at a floating rate of interest equal to the Swingline Rate in effect from time to time. Such interest shall be calculated and payable monthly, on the last day of each and every month, both before and after any termination of any Overdraft Account, or judgment, and until payment of the Swingline Loan in full. For the purpose of calculating interest hereunder, the Swingline Lender shall be entitled to, if applicable, calculate the Canadian Dollar Equivalent of each Swingline Loan in accordance with its normal practice. While an Event of Default exists or after acceleration, at the option of the Swingline Lender, if the Swingline Lender has not exercised its rights under Section 2.5 (b), the Borrower shall pay, on demand, default interest with respect to Swingline Loans at the then current Swingline Rate plus an additional 2.0% per annum.

            (iv) Drawdown under the Swingline Facility shall not require advance notice but may only be made in circumstances in which the requirements of Sections 3.2(a),(b),(c),(d) and (e) are met. Upon the making of each Drawdown under the Swingline Facility, the Borrower shall be deemed to have represented and warranted to the Lenders by making such Drawdown that, at the date of such Drawdown, all of the requirements of Sections 3.2(a),(b),(c),(d) and (e) have been met.

            (v) Swingline Loans may be repaid at any time and the Swingline Lender shall, subject to Sections 2.5(b) and (c) of the Credit Agreement, be entitled to receive and retain all payments of principal and interest on loans outstanding under the Swingline Facility.

            (vi) The Borrower shall not permit outstanding Swingline Loans to at any time exceed the lesser of (a) the Swingline Commitment then in effect and (b) the difference between the Aggregate Revolving Commitments and the aggregate Revolving Credit Exposures of all Lenders (the "SWINGLINE LIMIT"). The Swingline Lender may refuse to honour any cheque, permit any withdrawal or pay any other item if the aggregate of all Swingline Loans exceeds, or would after such payment exceed, the Swingline Limit on the date such cheque, withdrawal or other item is presented to the Swingline Lender for payment; provided that this Agreement shall continue to apply to each Swingline Loan and to the Borrower notwithstanding any Swingline Loan in excess of the Swingline Limit, except that the interest rate applicable to any Swingline Loan that exceeds the Swingline Limit shall be 21% per annum."

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      (b) The Credit Agreement is hereby amended by deleting Section 2.9(b)
thereof in its entirety and substituting the following therefor:

(b) The principal amount of each Swingline Loan shall be due and payable (together with accrued interest thereon) on the Swingline Termination Date.

      Section 3. Amendments to Mandatory Prepayment

Section 2.11(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            (i) Immediately upon the closing of the sale of Space & Technology / Montreal, (a) the Aggregate Revolving Commitment will be reduced to U.S.$17,500,000 and the Swingline Commitment will be reduced to U.S.$2,500,000 and following such reduction the Borrower shall forthwith repay Revolving Loans and/or Swingline Loans so that the aggregate of (x) Borrowings in U.S. Dollars then outstanding as Revolving Loans and as Swingline Loans and the face amount of all Letters of Credit issued in U.S. Dollars, and (y) the U.S. Dollar Equivalent of Borrowings in Canadian Dollars then outstanding as Revolving Loans and as Swingline Loans together with the face amount of all Letters of Credit issued in any currency other than U.S. Dollars does not exceed such reduced amount of the Aggregate Revolving Commitment and the Swingline Commitment; and (b) the Canadian Administrative Agent and the Canadian Collateral Agent will, at the request and expense of the Borrower, complete, execute or deliver such reasonable discharges, releases and other documents or things as may be necessary to discharge and release the Liens of the Administrative Agent and the Canadian Collateral Agent in the property and assets of the Borrower that were disposed of under or in connection with the sale of Space & Technology/Montreal.

      Section 4. Administration of Accounts

Each of the Swingline Lender and the Funding Agent shall be entitled to debit the Overdraft Accounts or any other accounts from time to time maintained by the Borrower with Bank of America, National Association (Canada Branch) for any amounts from time to time due and owing under the Loan Documents to any Lender, the Funding Agent or the Canadian Administrative Agent, including without limitation, the amount of all principal payments, interest, fees and expenses (including the amount of any legal costs incurred by any Lender with respect to the Borrower) due and owing in accordance with the terms of any Loan Document.

      Section 5. Amendments to Other Provisions of the Credit Agreement

      (a) The Credit Agreement is hereby further amended by deleting "U.S. $30,000,000" contained in the fourth line of Section 2.4 thereof and substituting in lieu thereof the defined term "Aggregate Revolving Commitments" and by deleting the last sentence of Section 2.4 in its entirety.

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      (b) Section 2.11(a) of the Credit Agreement is hereby amended by inserting the word "and" immediately preceding subclause (ii) of such Section and deleting subclause (iii) of such Section in its entirety.

      (c) The Credit Agreement is hereby further amended by deleting from
Section 2.12(d) thereof, the following sentence: "Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the last day of the Interest Period Applicable thereto, and on the Swingline Termination Date."

      (d) The Credit Agreement is hereby further amended by deleting "U.S. $15,000,000" (i) in the sixth line of clause (b)(v), and (ii) in the sixth line of clause (c) contained in Section 2.11 thereof and substituting in lieu thereof "U.S.$17,500,000".

      (e) The Credit Agreement is hereby further amended by deleting "U.S. $22,500,000" contained in the fifth line of Section 2.11(c) thereof and substituting in lieu thereof the amount "U.S. $25,000,000".

      (f) The Credit Agreement is hereby further amended by adding the following new sentence at the end of clause (c) contained in Section 2.11 thereof:

            "Any reduction in the Aggregate Revolving Commitments pursuant to this clause (c) shall be permanent and shall be applied proportionately to reduce the then existing Revolving Commitment of each Lender."

      (g) The Credit Agreement is hereby further amended by deleting "U.S. $30,000,000" in clause (a) contained in Section 2.22 thereof, and substituting in lieu thereof the term "Aggregate Revolving Commitments".

      (h) The Credit Agreement is hereby further amended by adding the following new sentence at the end of Section 5.1 thereof:

            "Subject to Section 9.10, the Canadian Administrative Agent will promptly provide to each Lender copies of all financial information, reports, notices and other information provided to the Canadian Administrative Agent pursuant to this Section 5.1."

      (i) The Credit Agreement is hereby further amended by adding the following new sentence at the end of Section 5.14 thereof:

            "Subject to Section 9.10, the Canadian Administrative Agent will promptly provide to each Lender copies of all correspondence, reports, notices and other information provided to the Canadian Administrative Agent pursuant to this Section 5.14."

      (j) The Credit Agreement is hereby further amended by deleting the amount "U.S.$30,000,000" set forth opposite the "Revolving Commitment", "LC Commitment" and "Swingline Commitment" under the signature of Bank of America, National Association (Canada branch) on the signature page thereof, and replacing such amounts as follows:

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            "Revolving Commitment: U.S. $25,000,000
            LC Commitment: U.S. $10,000,000
            Swingline Commitment: U.S. $5,000,000"

      Section 6. GE Canada as Documentation Agent. The Borrower, the Canadian Administrative Agent and the Lenders acknowledge that, upon the effectiveness of this Amendment, GE Canada Finance Holding Company ("GE Canada") shall be designated as, and shall have the title of, "Documentation Agent" under the Credit Agreement.

      Section 7. Effectiveness of Amendment. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Sections 4 and 5 below and receipt by the Agent (and in the case of clause (e) immediately below, GE Canada) of each of the following, each of which shall be in form and substance satisfactory to the Agent:

      (a) Counterparts of this Amendment duly executed by the Borrower, each Guarantor, the Agent and the Lenders;

      (b) A certified copy of resolutions of the board of directors of the Borrower authorizing the transactions contemplated by this Amendment (including the increase of the Aggregate Revolving Commitments from U.S. $30,000,000 to U.S. $32,500,000);

      (c) Bank of America, National Association (Canada Branch) ("BOA") and GE Canada shall have executed and delivered an Assignment and Acceptance Agreement dated the date hereof providing for, among other things, an assignment of a portion of BOA's Revolving Commitment in an amount of U.S. $7,500,000, and such Assignment and Acceptance Agreement shall have been consented to by the Borrower and BOA, as Canadian Administrative Agent;

      (d) A Revolving Credit Note dated the date hereof executed by the Borrower in favour of BOA in the original principal amount of U.S. $25,000,000;

      (e) A Revolving Credit Note dated the date hereof executed by the Borrower in favour of GE Canada in the original principal amount of U.S. $7,500,000;

      (f) A duly executed amendment to the U.S. Revolving Credit Agreement providing for, among other things, an increase in the aggregate revolving commitments thereunder to U.S.$32,500,000; and

      (g) Such other documents, agreements, instruments, certificates or other confirmations as the Agent may request.

      Section 8. Representations of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that:

      (a) Corporate Power and Authority. The Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of the Credit Agreement, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment and each of the other documents and instruments contemplated by this Amendment (collectively, the "New Loan Documents").

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The Borrower has duly executed and delivered each of the New Loan Documents, and each of such New Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      (b) No Violation. The execution, delivery or performance by the Borrower, and compliance by the Borrower with the terms and provisions of the New Loan Documents (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will not violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

      (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any New Loan Document by the Borrower or any Subsidiary Loan Party or (ii) the legality, validity, binding effect or enforceability of any such New Loan Document against the Borrower or any Subsidiary Loan Party.

      (d) No Default. No Default or Event of Default now exists or will exist immediately after giving effect to this Amendment.

      Section 9. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and to the extent that such representations and warranties relate expressly to an earlier date).

      Section 10. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

      Section 11. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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      Section 12. Expenses. The Borrower agrees to reimburse the Lenders and the
Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys' fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.

      Section 13. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.

      Section 14. Effect/Loan Document. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Amendment shall be deemed to be a "Loan Document" for all purposes under the Credit Agreement.

      Section 15. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

      Section 16. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

                         [SIGNATURES ON FOLLOWING PAGES]

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      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
Canadian Revolving Credit Agreement to be executed as of the date first above written.

                                       EMS TECHNOLOGIES CANADA, LTD.

                                       By: __________________________________
                                           Name:
                                           Title:

                                       EMS TECHNOLOGIES, INC.

                                       By: __________________________________
                                           Name:
                                           Title:

                                       BANK OF AMERICA, NATIONAL
                                       ASSOCIATION, CANADA BRANCH, as
                                       Canadian Administrative Agent, as Issuing
                                       Bank, as Swingline Lender as a Lender

                                       By: __________________________________
                                           Name:
                                           Title:

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The following entities hereby execute this First Amendment to Canadian Revolving
Credit Agreement to indicate their consent thereto and to acknowledge that the making and entering into of this Canadian Revolving First Amendment to Credit Agreement shall not terminate, limit or otherwise impair or affect any of their respective obligations to the Agent, the Issuing Bank and/or the Lenders under the Loan Documents.

EMS INVESTMENT HOLDINGS, INC.

By: __________________________________
    Name:
    Title:

LXE INC.

By: __________________________________
    Name:
    Title:

990834 ONTARIO INC.

By: __________________________________
    Name:
    Title: